UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 1, 2018

H/CELL ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-55802	47-4823945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

97 River Road, Flemington, NJ 08822

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (908) 837-9097

Copy of correspondence to:

James M. Turner, Esq.

Marc J. Ross, Esq.

Sichenzia Ross Ference Kesner LLP

1185 Avenue of the Americas, 37th Floor

New York, New York 10036

Tel: (212) 930-9700 Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Item 3.02 Unregistered Sales of Equity Securities.

On February 1, 2018 (the “Closing Date”), H/Cell Energy Corporation (the “Company”) entered into a stock purchase agreement (the “Purchase Agreement”) by and among the Company, PVBJ Inc., a New Jersey corporation (“PVBJ”) and Benis Holdings LLC, the sole shareholder of PVBJ (“Benis Holdings”).

Pursuant to the Purchase Agreement, the Company acquired all of the issued and outstanding capital stock of PVBJ from Benis Holdings for an aggregate amount equal to (i) $221,800.00 (the “Cash Purchase Price”) and (ii) 444,445 shares of the Company’s common stock, par value $.0001 per share having an aggregate value of $1,000,000.00 (the “Acquisition Shares”). Pursuant to the Purchase Agreement, the Acquisition Shares were issued at closing, and the Cash Purchase Price will be paid to Benis Holdings from positive earnings before taxes of PVBJ, with Benis Holdings to receive 50% of annual earnings before taxes of PVBJ until such time as Benis Holdings has received the full Cash Purchase Price.

Established in 2008, PVBJ, doing business as Temperature Service Company, is a regionally recognized company that specializes in HVAC and refrigeration for commercial and residential customers. The services offered include design, installation, repair, maintenance and emergency services for environmental systems. PVBJ works directly with end users and through general contractors in the Pennsylvania, New Jersey, Maryland and Delaware markets.

In connection with the acquisition of PVBJ, the Company entered into an employment agreement (the “Employment Agreement”) with Paul V. Benis, Jr. to serve as an Executive Vice President of the Company for a period of three years. Pursuant to the Employment Agreement, Mr. Benis shall receive an annual salary of $150,000 and have oversight of the business operations of PVBJ.

As of February 1, 2018, after issuance of the Acquisition Shares, the Company has 7,486,024 shares of common stock issued and outstanding.

The foregoing description of the terms of the Purchase Agreement and Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Purchase Agreement and Employment Agreement, forms of which are filed herewith as Exhibits 10.01 and 10.02, respectively, and are incorporated herein by reference.

Item 8.01 Other Events.

On February 5, 2018, the Company issued a press release announcing the acquisition of PVBJ, as discussed in Item 1.01 above. A copy of the press release that discusses this matter is filed as Exhibit 99.01 to, and incorporated by reference in, this report.

The information contained in Item 8.01 of this Current Report on Form 8-K, including Exhibit 99.01, is furnished pursuant to, and shall not be deemed to be “filed” for the purposes of, Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information contained in Item 8.01 of this Current Report shall not be incorporated by reference into any registration statement or any other document filed pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

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Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial information required by Item 9.01(a) of this Current Report on Form 8-K has not been included with this filing and will be filed by amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K must be filed.

(b) Pro forma financial information.

The financial information required by Item 9.01(b) of this Current Report on Form 8-K has not been included with this filing and will be filed by amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K must be filed.

(d) Exhibits.

10.01	Form of Stock Purchase Agreement, by and among H/Cell Energy Corporation, PVBJ Inc. and Benis Holdings LLC, dated February 1, 2018
10.02	Form of Employment Agreement, by and between H/Cell Energy Corporation and Paul V. Benis, Jr., dated February 1, 2018
99.01	Press Release, dated February 5, 2018, issued by H/Cell Energy Corporation*

________

* Furnished herewith.

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SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

H/CELL ENERGY CORPORATION

Date: February 5, 2018	By:	/s/ ANDREW HIDALGO
Andrew Hidalgo
Chief Executive Officer

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